UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Amendment of License Agreement with Warner Bros. Consumer Products Inc.

On July 25, 2011, WMS Gaming Inc. (“WMS”), a wholly-owned subsidiary of WMS Industries Inc., entered into an amendment (the “Amendment”) to that certain license agreement (the “License Agreement”), dated October 31, 2006, by and between WMS and Warner Bros. Consumer Products Inc. (“Warner Bros.”), granting a license to WMS to use the name and images from the “Wizard of Oz”, and related trademarks, copyrights and characters owned by Warner Bros. Pursuant to the Amendment, the licensed products, term and pricing for such license were revised. This license will now extend until December 31, 2020. A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description

10.1	Amendment no. 2, dated July 25, 2011, to the License Agreement, by and between WMS Gaming Inc. and Warner Bros. Consumer Products Inc. Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: July 29, 2011
/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description

10.1	Amendment no. 2, dated July 25, 2011, to the License Agreement, by and between WMS Gaming Inc. and Warner Bros. Consumer Products Inc. Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the Commission.